Boston, United States

Sydney, Australia

January 5, 2017 AEDT

Exhibit 99.1

GI DYNAMICS, INC., APPOINTS OERN R. STUGE, MD, AMID

CHANGE TO COMPANY’S BOARD OF DIRECTORS

BOSTON and SYDNEY — 5 January 2017 — GI Dynamics, Inc. (ASX:GID), a medical device company that has developed an innovative device to improve outcomes for patients diagnosed with type 2 diabetes and obesity, today announced the appointment of veteran medical device executive Oern Stuge, M.D., MBA, to the company’s board of directors, effective immediately.

Concurrent with the appointment of Dr. Stuge, the Board of Directors of GI Dynamics has accepted the resignation of Jack Meyer, former chairman of the company.

Dr. Stuge has held executive and board positions in numerous medical device companies over the past 30 years. As director, he has helped lead several successful exits, raised significant capital and launched an IPO.

“Dr. Stuge brings significant experience in medical devices and specifically in type 2 diabetes and obesity. He has also led successful clinical development programs and global commercialization efforts,” said Dan Moore, chairman of GI Dynamics. “Dr Stuge’s broad experience will help the board in guiding GI Dynamics’ global clinical, operational and commercial efforts.”

Moore added, “The board of directors would also like to acknowledge the hard work and significant contributions of Jack Meyer during his tenure on the board and thank him for his service. Under his guidance, GI Dynamics created the first device treatment for type 2 diabetes, launched an IPO and achieved multiple regulatory approvals around the world.”

Dr. Stuge holds several executive memberships, nonexecutive board memberships and advisory roles within multiple life science companies. Previously, Dr. Stuge served in a variety of positions of increasing responsibility at Medtronic, including senior vice president (SVP) and president of Europe and Central Asia divisions as well as SVP and president of Medtronic Cardiac Surgery.

Investor Relations

United States:

Monica Bellevue

Investor Relations

+1 (781) 357-3246

Boston, United States

Sydney, Australia

January 5, 2017 AEDT

As a member of the Medtronic Executive and Operating Committee, Dr. Stuge successfully transformed Medtronic’s global cardiac surgery business and accelerated the growth of its neurological and cardiovascular business units in Europe, the Middle East and Africa. Before his time at Medtronic, Dr. Stuge held several senior management positions at Abbott Laboratories, Inc.

“This is an exciting time for GI Dynamics as the company advances global commercialization of EndoBarrier®, bringing patients with type 2 diabetes and obesity a much-needed therapeutic option,” said Dr. Stuge. “I look forward to working with the GI Dynamics Board and executive team as we lead GI Dynamics into the future.”

About GI Dynamics

GI Dynamics, Inc. (ASX:GID), is the developer of EndoBarrier, the first endoscopically delivered device therapy approved for the treatment of type 2 diabetes and obesity. EndoBarrier is approved and commercially available in multiple countries outside the United States. EndoBarrier is not approved for sale in the United States and is limited by federal law to investigational use only in the United States. Founded in 2003, GI Dynamics is headquartered in Boston, Massachusetts. For more information, please visit www.gidynamics.com.

Forward-Looking Statements

This announcement contains forward-looking statements concerning our development and commercialization plans; potential revenues and revenue growth, costs, excess inventory, profitability and financial performance; ability to obtain reimbursement for our products; clinical trials and associated regulatory submissions and approvals; the number and location of commercial centers offering the EndoBarrier; and our intellectual property position. These forward-looking statements are based on GI

Investor Relations

United States:

Monica Bellevue

Investor Relations

+1 (781) 357-3246

Boston, United States

Sydney, Australia

January 5, 2017 AEDT

Dynamics management’s current estimates and expectations of future events as of the date of this announcement. Furthermore, the estimates are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements. These risks and uncertainties include but are not limited to, risks associated with the consequences of terminating the ENDO trial and the possibility that future clinical trials will not be successful or confirm earlier results. Further risks are associated with obtaining funding from third parties; the timing and costs of clinical trials; the timing of regulatory submissions; and the timing, receipt and maintenance of regulatory approvals. The timing and amount of other expenses and the timing and extent of third-party reimbursement risks associated with commercial product sales, including product performance, competition, risks related to market acceptance of products, intellectual-property risk; risks related to excess inventory; and risks related to assumptions regarding the size of the available market, the benefits of our products, product pricing, timing of product launches, future financial results and other factors, including those described in our filings with the U.S. Securities and Exchange Commission. Given these uncertainties, one should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless we are required to do so by law.

Investor Relations

United States:

Monica Bellevue

Investor Relations

+1 (781) 357-3246